UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2008

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) The resignation of William R. Maris, Vice President – Finance and Administration, Chief Financial Officer, Secretary and Treasurer of Cyanotech Corporation (“Company”) was accepted by the Board of Directors on October 29, 2008, to be effective November 14, 2008.

(c) Deanna Spooner (age 56) was appointed to succeed Mr. Maris in these positions effective November 14, 2008, to serve at the pleasure of the Board.

Ms. Spooner has been the Controller of the Company since January 2008.  She was a financial consultant in Waikoloa, Hawaii and Mission Viejo, California from March 2004 to December 2007, advising clients on standard operating procedures and mortgage loan programs.  From 1998 to 2003 she was Chief Financial Officer and Chief Operations Officer of ADcom Information Services, Inc., Deerfield Beach, Florida, a television viewer rating company.   She holds a B.A. Administration and Accounting degree from the University of Washington.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

99.1	News Release Dated October 31, 2008 and Headed: Cyanotech Names Deanna Spooner as CFO

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

November 5, 2008	By:	/s/ William R. Maris
William R. Maris
Chief Financial Officer and Vice President – Finance and Administration